UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 04, 2004 (Date of earliest event reported)
FlexiInternational Software, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-23453 (Commission File Number)	06-1309427 (IRS Employer Indentification Number)
	2 Enterprise Drive, Shelton, CT (Address of principal executive offices)	06484 (Zip Code)
Registrant's telephone number, including area code: 203-925-3040

Item 5. Other Events and Regulation FD Disclosure

On August 4, 2004, FlexiInternational Software, Inc. issued a press release announcing the decision of its Board of Directors to file a Form 15 giving notice of termination of the registration of its common stock under the Securities Exchange Act of 1934. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits
(c) Exhibits

99.1       Press Release of FlexiInternational Software, Inc. dated August 04, 2004

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 04, 2004	FLEXIINTERNATIONAL SOFTWARE, INC. By: /s/ Stefan R. Bothe Stefan R. Bothe Chairman of the Board, Chief Executive Officer and President